UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2007

Netlist, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Discovery, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 435-0025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2007, Netlist, Inc. (the “Company”) issued a press release announcing that Nita Moritz has joined the Company as Vice President and Chief Financial Officer, effective September 10, 2007. Since June 2006, Ms. Moritz, age 48, has served as Vice President Commercial Services of California-based JHBP Inc., a subsidiary of Amsterdam-based James Hardie Industries N.V., a publicly traded global manufacturer of building materials.  In that role she led that company’s global IT division and Sarbanes-Oxley 404 compliance effort. From March 2005 through June 2006, she served as Group Treasurer and Managing Director of James Hardie International Finance B.V. where she had oversight of the finance functions of all international business units and was head of Group IT. Prior to that, Moritz spent five years as the Chief Financial Officer of James Hardie Building Products, Inc. where she was responsible for overseeing finance and Group IT. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.

Pursuant to an offer letter dated August 16, 2007 (the “Offer Letter”), Ms. Moritz will receive an annualized base salary of $240,000. She is eligible for a target bonus under an MBO Plan of up to 50% of her annual base salary subject to the achievement of specific objectives. These objectives and the other terms of that MBO Plan have not yet been determined. Pursuant to the Offer Letter, as an inducement material to Moritz entering into her employment, on September 17, 2007 the Company granted to her an option to purchase up to 200,000 shares of its common stock at a per-share exercise price equal to the fair market value of a share of such stock on the grant date. Subject to her continued employment, that option will vest with respect to 25% of underlying shares  on the first anniversary of the grant date and the remainder of the option will vest in 36 equal monthly installments after the first anniversary.

The Offer Letter also provides that Ms. Moritz and the Company may terminate her employment at any time with 30 days written notice. If her employment is terminated by the Company without cause after 90 days continuous employment, other than as a result of death or disability, the Company will pay severance equal to 6 months’  base salary plus  1 additional month for each year of employment with the Company up to a maximum of 12 months, conditioned on the signing of a release and  continued compliance with the Company’s Proprietary Information and Invention Assignment Agreement. Additionally, if immediately following a change of control of the Company her title is not Chief Financial Officer or SVP/VP Finance or her duties do not reflect those duties normally associated with the duties of Chief Financial Officer or SVPNP Finance, she can voluntarily resign after 90 days following the change of control and still be entitled to receive the severance payment noted above.

The foregoing summary is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

We also intend to enter into our standard form of indemnity agreement with Ms. Moritz.  The form of indemnity agreement is filed as Exhibit 10.12 to our registration statement on Form S-1 (333-136735) filed with the Securities and Exchange Commission on August 18, 2006.

Item 901.               Financial Statements and Exhibits

d)  Exhibits

Exhibit
Number	Description

10.1	Offer Letter dated August 16, 2007.
99.1	Press Release, dated September 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2007	NETLIST, INC.

/s/Gail Itow
Gail Itow
Vice President and Secretary